UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 18, 2013

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tysons Boulevard, Suite 550
Tysons Corner, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 18, 2013, Lightbridge Corporation (the “Company”) held an annual meeting of its shareholders at which the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the appointment of Anderson Bradshaw PLLC to serve as the Company’s independent registered public accounting firm for 2013, and (iii) adopted, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers described under the heading “Executive Compensation” in the Company’s proxy statement.

The Company’s independent inspector of elections reported the vote of the stockholders as follows:

Proposal 1: The election of directors

Name	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Seth Grae	2,828,338	51,717	-	-	5,711,512
Thomas Graham, Jr.	2,786,725	93,330	-	-	5,711,512
Victor Alessi	2,806,782	73,273	-	-	5,711,512
Jack Ladd	2,822,273	57,782	-	-	5,711,512
Daniel Magraw	2,819,669	60,386	-	-	5,711,512

Proposal 2: The appointment of Anderson Bradshaw PLLC as the Company’s independent registered public accounting firm for 2013

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,458,883	57,338	75,396	-

Proposal 3: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of the Company’s named executive officers described under the heading “Executive Compensation” in the Company’s proxy statement

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,322,332	504,575	53,148	5,711,512

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013

LIGHTBRIDGE CORPORATION

By: /s/ Seth Grae
Seth Grae
President and Chief Executive Officer